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As filed with the Securities and Exchange Commission on August 10, 2018

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New York & Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-1031445 (I.R.S. Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(212) 884-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Adam Ratner
Vice President, General Counsel and Secretary
330 West 34th Street
9th Floor
New York, New York 10001
(212) 884-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging Growth Company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering by New York & Company, Inc.:
Common Stock, $0.001 par value per share	8,381,028	$4.72(2)	$39,558,452(2)	$4,925.03

Secondary Offering by Selling Stockholders:
Common Stock, $0.001 par value per share	31,618,972	$4.72(2)	$149,241,548(2)	$18,580.57

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock on the New York Stock Exchange on August 3, 2018. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders named herein, or such additional selling stockholders as may be named in one or more prospectus supplements, in connection with, and at the time of, the sale by such selling stockholders of the shares of common stock registered hereunder.

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 10, 2018

Prospectus

New York & Company, Inc.

40,000,000 Shares of Common Stock

        New York & Company, Inc. (the "Company," "we" or "us") and the selling stockholders named in this prospectus or as may be named in one or more prospectus supplements (the "Selling Stockholders") may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our common stock offered by the Selling Stockholders.

        The Company may offer and sell up to 8,381,028 shares of our common stock and the Selling Stockholders may offer and sell up to 31,618,972 shares of our common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of common stock. The specific terms of any shares to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that we or the Selling Stockholders will offer or sell any shares of our common stock.

        Our common stock is listed on The New York Stock Exchange under the symbol "NWY." On August 9, 2018, the last reported sale price of our common stock was $4.68 per share.

        Investing in our shares involves a number of risks. See "Risk Factors" on page 2 to read about factors you should consider before investing in our common stock.

        This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2018.

        Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the applicable supplement to this prospectus or any associated "free writing prospectus." In this prospectus, any reference to an applicable prospectus supplement may refer to a "free writing prospectus," unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may, from time to time, and the Selling Stockholders may, from time to time, offer and sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the shares of our common stock that we and the Selling Stockholders may offer. Each time we or the Selling Stockholders sell shares of our common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our common stock unless it is accompanied by a prospectus supplement.

        You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

        If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in the applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in our common stock, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information."

        Except where the context otherwise requires or where otherwise indicated, references in this prospectus to the "Company," "we," "us," and "our" refer to New York & Company, Inc., a Delaware corporation.

ii

 FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain "forward-looking statements" intended to qualify for safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "may," "plan," "project," "predict" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include, but are not limited to:

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  the Company's dependence on mall traffic for its sales and the continued reduction in the volume of mall traffic;

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  the Company's ability to anticipate and respond to fashion trends;

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  the impact of general economic conditions and their effect on consumer confidence and spending patterns;

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  changes in the cost of raw materials, distribution services or labor;

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  the potential for economic conditions to negatively impact the Company's merchandise vendors and their ability to deliver products;

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  the Company's ability to open and operate stores successfully;

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  seasonal fluctuations in the Company's business;

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  competition in the Company's market, including promotional and pricing competition;

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  the Company's ability to retain, recruit and train key personnel;

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  the Company's reliance on third parties to manage some aspects of its business;

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  the Company's reliance on foreign sources of production;

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  the Company's ability to protect its trademarks and other intellectual property rights;

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  the Company's ability to maintain, and its reliance on, its information technology infrastructure;

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  the effects of government regulation;

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  the control of the Company by its largest stockholder and any potential change of ownership; and

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  other risks and uncertainties as described from time to time in our reports filed or furnished with the SEC, and in particular those factors set forth in the section entitled "Risk Factors" in our Annual Report and Quarterly Report.

        While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect.

        All forward-looking statements speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, there should be no inference that we will make additional updates with respect to those or other forward-looking statements.

iii

 THE COMPANY

        We are an omni-channel women's fashion retailer providing curated lifestyle solutions that are versatile, on-trend and stylish at a great value. The specialty retailer, first incorporated in 1918, has grown to now operate 426 retail stores, including 120 New York & Company Outlet stores, in 36 states while also growing a substantial eCommerce business as of August 4, 2018. The Company's branded merchandise, including collaborations with Eva Mendes and Gabrielle Union, is sold exclusively at these locations and online at www.nyandcompany.com. The target customers for the Company's merchandise are women between the ages of 25 and 49.

        The Company offers a merchandise assortment consisting of wear-to-work, casual apparel and accessories, including pants, dresses, jackets, knit tops, blouses, sweaters, denim, t-shirts, activewear, handbags, jewelry and shoes. The Company's merchandise reflects current fashions and fulfills a broad spectrum of its customers' lifestyle and wardrobe requirements, providing every woman with a fashion strategy from work to weekend. The Company offers a wide range of merchandise sizes, including 00 to 20, XXS to XXL, petite, tall, and plus.

        The Company positions its retail stores and eCommerce store as a source of fashion, quality and value by providing its customers with an appealing merchandise assortment at attractive price points, generally below those of department stores and other specialty retailers. Over the past several years the Company has invested in its omni-channel infrastructure, including its website and mobile platforms, in order to provide its customers with the ability to shop where, when and how they would like. The Company continues to transform from a traditional brick-and-mortar retailer to an omni-channel platform with a dominant digital channel. The Company's stores are typically concentrated in medium to large population centers of the United States and are located in shopping malls, lifestyle centers, outlet centers, and off-mall locations, including urban street locations.

Corporate Information

        The Company is a Delaware corporation, incorporated in 2002. Our principal executive offices are located at 330 West 34th Street, 9th Floor, New York, New York 10001, and our telephone number at that address is (212) 884-2000. Our website address is www.nyandcompany.com. The information on our website is not part of this prospectus and you should not rely on that information when making a decision whether to invest in our common stock.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the caption "Risk Factors" in our Annual Report and Quarterly Report, which are incorporated by reference herein. You should also consider any "Risk Factors" contained in any applicable prospectus supplement, and in any document that we file with the SEC after the date of this prospectus that is incorporated by reference herein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations.

 USE OF PROCEEDS

        Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any common stock offered by us under this prospectus and any related prospectus supplement for our operations and for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of indebtedness. Additional information on the use of net proceeds from the sale of common stock that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.

        We will not receive any proceeds from the sale of shares of our common stock by any Selling Stockholder. All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account.

 SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by the Selling Stockholders of up to 31,618,972 shares of our common stock. The Selling Stockholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any prospectus supplement. When we refer to the "Selling Stockholders" in this prospectus, we mean the stockholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the Selling Stockholders' interest in shares of our common stock other than through a public sale, or any stockholders as may be named in one or more prospectus supplements, which will set forth the name of each of the stockholders and the number of securities beneficially owned by such stockholders that are covered by such prospectus supplement. These securities are securities which were issued to directors, officers and employees from time to time pursuant to equity incentive plans, or shares sold in our initial public offering or subsequent secondary sale on January 25, 2006. In addition, Selling Stockholders may include stockholders who in the aggregate hold less than 1% of our outstanding common stock.

        The following table sets forth, as of the date of this prospectus, the name of the Selling Stockholders and the aggregate amount of shares of common stock that the Selling Stockholders may offer pursuant to this prospectus. The percentage of common stock owned by the Selling Stockholders, both prior to and following the offering of any shares of common stock pursuant to this prospectus, is based on 64,440,184 shares of common stock outstanding as of August 3, 2018. Information with respect to beneficial ownership is based on information obtained from such Selling Stockholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock. Information about other Selling Stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement.

	Before the Offering			After the Offering
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Shares
IPC/NYCG LLC(1)	31,618,972	49.1%	31,618,972	—	—

(1)
Includes 31,618,972 shares held by IPC/NYCG LLC. IPC Manager II, LLC is the manager of IPC/NYCG LLC, and IPCM GP, LLC is the Managing Member of IPC Manager II, LLC. IPC/NYCG LLC is an affiliate of, and is controlled by, Irving Place Capital Management, L.P. ("IPC"), together with other affiliated entities. John D. Howard, by virtue of his status as Co-Managing Partner of IPC, may be deemed to share beneficial ownership of the shares held by IPC/NYCG LLC. Mr. Howard and IPC disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The business address for Mr. Howard and each of the entities identified in this note is 745 Fifth Avenue—7th Floor, New York, New York 10151.

 DESCRIPTION OF CAPITAL STOCK

        The following is a description of our capital stock. The following is a summary, does not purport to be complete and is subject to our restated certificate of incorporation, our amended and restated bylaws and the provisions of applicable law. Copies of our restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this prospectus forms a part.

General

        Our authorized capital stock consists of 300.0 million shares of common stock, $0.001 par value per share and 5.0 million shares of preferred stock, $0.001 par value per share.

Common Stock

        Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally. The holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors. Stockholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Our restated certificate of incorporation gives the holders of our common stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to the shares.

Preferred Stock

        Our restated certificate of incorporation and amended and restated bylaws include provisions for "blank check" preferred stock, as described below.

Restrictive Provisions of our Restated Certificate of Incorporation and our Stockholders Agreement or Delaware Law

        Our restated certificate of incorporation contains a "blank check" preferred stock provision. Blank check preferred stock enables our board of directors, without stockholder approval, to designate and issue additional series of preferred stock with such dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitation on conversion, as our board of directors may determine, including rights to dividends and proceeds in a liquidation that are senior to the common stock. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding voting common stock. In addition, our restated certificate of incorporation includes a provision stating that we have elected not to be governed by section 203 of the Delaware General Corporation Law which would have imposed additional requirements regarding mergers and other business combinations with significant stockholders.

        We are also subject to certain provisions of Delaware law which could delay, deter or prevent us from entering into a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "NWY".

 PLAN OF DISTRIBUTION

        We and/or the Selling Stockholders, which as used herein includes donees, pledgees, transferees, assignees or other successors-in-interest selling our common stock or interests in our common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of certain of its shares of common stock or interests in our common stock, on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        We and/or the Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

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  on the New York Stock Exchange or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  one or more underwritten offerings;

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  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

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  a combination of any such methods of sale.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some of the shares of common stock owned by them and, if the Selling Stockholders default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee, assignees or other successors-in-interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, pledgees, transferees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to us and/or the Selling Stockholders from the sale of our common stock will be the purchase price of our common stock less discounts or commissions, if any. We and/or the Selling Stockholders reserve the right to accept and, together with their agents from time to time, as applicable, to reject, in whole or in part, any proposed purchase of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

        The Selling Stockholders also may in the future resell a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholders are "underwriters" within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an applicable prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the common stock offered by us and/or the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The Selling Stockholders may use this prospectus in connection with resales of the common stock. The Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the common stock sold by them.

 LEGAL MATTERS

        Kirkland & Ellis LLP, New York, New York will pass upon the validity of the common stock offered hereby on our behalf. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering. An entity composed only of persons who were Kirkland & Ellis LLP partners at the time of investment owns an interest representing less than 1% of our common stock.

EXPERTS

        The financial statements as of February 3, 2018 and January 28, 2017, and for each of the two fiscal years in the period ended February 3, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of February 3, 2018, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

        The consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows of New York & Company, Inc. and Subsidiaries for the year ended January 30, 2016, appearing in New York & Company, Inc.'s Annual Report (Form 10-K) for the year ended February 3, 2018 (including schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        New York & Company, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy the information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

        Our website address is located at www.nyandcompany.com. Through links on the "Investors" portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices referenced above.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

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  Our Annual Report on Form 10-K for the year ended February 3, 2018 (our "Annual Report"), filed with the SEC on April 17, 2018;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended May 5, 2018, filed with the SEC on June 8, 2018 (our "Quarterly Report");

  •
  Our Current Reports on Form 8-K filed with the SEC on April 16, 2018 and June 14, 2018; and

  •
  The description of our common stock included in the Registration Statement on Form 8-A, filed with the SEC on October 4, 2004 (File No. 001-32315), including any subsequent amendment or any report filed for the purpose of updating such description.

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the date of this prospectus and prior to the completion of the offering of all securities covered by this prospectus and any applicable prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

New York & Company, Inc.
330 West 34th Street
9th Floor
New York, New York 10001
(212) 884-2000
Attention: Investor Relations

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

New York & Company, Inc.

Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses expected to be incurred by the Registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee.

SEC registration fee	$23,506
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving expenses		(1)
Registrar and Transfer Agent's fees		(1)
Miscellaneous fees and expenses		(1)
Total		(1)

(1)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3.

Item 15.    Indemnification of Directors and Officers

        Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense and settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        Our restated certificate of incorporation contains a provision that eliminates the personal liability of directors to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, to the fullest extent permitted by Delaware General Corporation Law. It also contains provisions that provide for the indemnification of directors of the company for third party actions and actions by or in the right of the company that mirror Section 145 of the Delaware General Corporation Law.

        In addition, our restated certificate of incorporation states that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

        Service as a director, officer, employee or agent or another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by us are conclusively presumed to be serving in such capacity upon our request. Persons who become or remain directors after the date of adoption of the indemnity provisions are presumed to rely on them in entering into or remaining in such service.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits.

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or

  Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

4.1	Restated Certificate of Incorporation of New York & Company, Inc. (incorporated by reference to Exhibit 3.1 to New York & Company, Inc.'s Annual Report on Form 10-K, File No. 001-32315, filed on April 19, 2005).

4.2	Amended and Restated Bylaws of New York & Company, Inc. (incorporated by reference to Exhibit 3.2 to New York & Company, Inc.'s Current Report on Form 8-K, File No. 001-32315, filed on March 18, 2014).

4.3	Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated August 25, 2004 (incorporated by reference to Exhibit 9.1 to Amendment 3 to New York & Company, Inc.'s Registration Statement on Form S-1, File No. 333-115778, filed on September 14, 2004).

4.4	Amendment No. 4 to Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated May 22, 2006 (incorporated by reference to Exhibit 9.2 to New York & Company, Inc.'s Annual Report on Form 10-K, File No. 001-32315, filed on April 6, 2007).

4.5	Amendment No. 5 to Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated August 16, 2006 (incorporated by reference to Exhibit 99.2 to New York & Company, Inc.'s Current Report on Form 8-K, File No. 001-32315, filed on August 17, 2006).

4.6	Amendment No. 6 to Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated May 10, 2011 (incorporated by reference to Exhibit 9.1 to New York & Company, Inc.'s Quarterly Report on Form 10-Q, File No. 001-32315, filed on December 8, 2011).

4.7	Amendment No. 7 to Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated March 13, 2012 (incorporated by reference to Exhibit 9.5 to New York & Company, Inc.'s Annual Report on Form 10-K, File No. 001-32315, filed on April 9, 2012).

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2018.

New York & Company, Inc.
By:	/s/ GREGORY J. SCOTT
	Name:	Gregory J. Scott
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        Each officer and director of New York & Company, Inc. whose signature appears below constitutes and appoints Gregory J. Scott, John M Worthington, Sheamus Toal, and Adam Ratner and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statements filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 10, 2018 in the capacities indicated:

Name	Title

/s/ GREGORY J. SCOTT Gregory J. Scott	Chief Executive Officer and Director (Principal Executive Officer)
/s/ SHEAMUS TOAL Sheamus Toal	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ MIKI RACINE BERARDELLI Miki Racine Berardelli	Director

Name	Title

/s/ DAVID H. EDWAB David H. Edwab	Director
/s/ JAMES O. EGAN James O. Egan	Director
/s/ LORI H. GREELEY Lori H. Greeley	Director
/s/ CHRISTY HAUBEGGER Christy Haubegger	Director
/s/ JOHN D. HOWARD John D. Howard	Director
/s/ GRACE NICHOLS Grace Nichols	Director
/s/ ARTHUR E. REINER Arthur E. Reiner	Director